Exhibit 99.2

SEARCH123.COM INC.

CONSOLIDATED BALANCE SHEET

MAY 31, 2003

(UNAUDITED)

Assets
Current assets:
Cash and cash equivalents	$5,423
Accounts receivable	394,619
Prepaid expenses and other current assets	24,435

Total current assets	424,477
Property and equipment, net	393,121
Intangible assets, net	102,925
Other assets	28,147
Total assets	$948,670

Liabilities and Stockholders’ Deficit
Current liabilities:
Accounts payable and accrued expenses	$1,390,288
Customer deposits	111,697
Notes payable to related party, non-interest bearing, payable on demand	46,000
Total current liabilities	1,547,985

Stockholders’ deficit:
Convertible Series A preferred stock, $0.40 par value; 7,500,000 shares authorized; 5,206,250 shares issued and outstanding; liquidation preference $2,082,500	2,082,500
Convertible Series B preferred stock, $0.36 par value; 5,000,000 shares authorized; 628,478 shares issued and outstanding; liquidation preference $226,252	193,106
Convertible Series C preferred stock, $0.44 par value; 10,000,000 shares authorized; 3,421,269 shares issued and outstanding; liquidation preference $1,500,000	471,763
Common stock, no par value; 125,000,000 shares authorized; 42,000,000 shares issued and outstanding	1,680,000
Accumulated deficit	(5,026,684)
Total stockholders’ deficit	(599,315)
Total liabilities and stockholders’ deficit	$948,670

The accompanying notes are an integral part of these consolidated financial statements.

SEARCH123.COM INC.
CONSOLIDATED STATEMENT OF OPERATIONS

FIVE-MONTH PERIODS ENDED MAY 31, 2003 AND 2002

(UNAUDITED)

Five-month Period Ended

	May 31, 2003	May 31, 2002

Revenue	$1,914,970	$1,349,647
Cost of revenue	1,236,041	762,566
Gross profit	678,929	587,081
Operating expenses:
Sales and marketing	133,014	132,001
General and administrative	613,809	460,257
Product development	118,621	387,929
Amortization of intangibles assets	22,375	4,475

Total operating expenses	887,819	984,662

Net loss	$(208,890)	$(397,581)

The accompanying notes are an integral part of these consolidated financial statements.

SEARCH123.COM, INC.

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ DEFICIT

FIVE-MONTH PERIOD ENDED MAY 31, 2003

(UNAUDITED)

	Series A Preferred Stock		Series B Preferred Stock		Series C Preferred Stock		Common Stock		Accumulated Deficit	Total Stockholders’ Deficit
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
Balance at December 31, 2002	5,206,250	$2,082,500	628,478	$193,106	3,421,269	$471,763	42,000,000	$1,680,000	$(4,817,794)	$(390,425)
Net loss	—	—	—	—	—	—	—	—	(208,890)	(208,890)
Balance at May 31, 2003	5,206,250	$2,082,500	628,478	$193,106	3,421,269	$471,763	42,000,000	$1,680,000	$(5,026,684)	$(599,315)

The accompanying notes are an integral part of these consolidated financial statements.

SEARCH123.COM INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

FIVE-MONTH PERIODS ENDED MAY 31, 2003 AND 2002

(UNAUDITED)

Five-month Period Ended

	May 31, 2003	May 31, 2002

Cash flows from operating activities:
Net loss	$(208,890)	$(397,581)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	151,353	118,065
Changes in operating assets and liabilities, net of effects of acquisition:
Accounts receivable	(140,364)	(1,769)
Prepaid expenses and other current assets	(17,490)	(4,868)
Other assets	(8,772)	(1,500)
Accounts payable and accrued expenses	215,171	251,515
Customer deposits	42,161	(71,064)
Net cash provided by (used in) operating activities	33,170	(107,202)
Cash flows from investing activities:
Net cash acquired in asset purchase	—	297,559
Purchases of property and equipment	(59,103)	(87,360)
Net cash provided by (used in) investing activities	(59,103)	210,199
Cash flows from investing activities –Proceeds form the issuance of note payable	24,000	—
Net increase (decrease) in cash and cash equivalents	(1,933)	102,997
Cash and cash equivalents, beginning of period	7,356	128,825
Cash and cash equivalents, end of period	$5,423	$231,822

Supplemental disclosures of cash flow information:
Cash paid for interest	—	—

Cash paid for taxes	—	—

Non-cash investing and financing activities:
Issuance of 3,421,269 shares of Convertible Series C Preferred stock in asset purchase	$—	$481,100

The accompanying notes are an integral part of these consolidated financial statements.

1. General

 Search123.com Inc. (“Search123”) provides a pay-per-click search on the Internet. Search123 was incorporated on June 9, 1999 in the state of California and officially launched its service in October 2000.

The condensed consolidated financial statements are unaudited and, in the opinion of management, reflect all adjustments (consisting only of normal recurring adjustments) that are necessary for a fair presentation of the results for the periods shown. The results of operations for such periods are not necessarily indicative of the results expected for the full fiscal year or for any future period. The accompanying condensed consolidated financial statements and related footnotes have been condensed and do not contain certain information that may be included in Search123’s annual consolidated financial statements and footnotes thereto. These condensed consolidated financial statements should be read in conjunction with the annual consolidated financial statements as of and for the year-ended December 31, 2002.